UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K/A CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 29, 2018 (Date of earliest event reported)
Woodward, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-8408 (Commission File Number)	36-1984010 (IRS Employer Identification Number)

1081 Woodward Way Fort Collins, Colorado (Address of principal executive offices)	80524 (Zip Code)

970-482-5811 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 29, 2018, Woodward, Inc. (“Woodward” or the “Company”) announced its decision to relocate its Duarte, California operations to the Company’s newly renovated Drake Campus in Fort Collins, Colorado.

At the time of the initial announcement, the Company did not yet have a reasonable estimate of the amount of restructuring charges the Company would incur. On March 30, 2018, management of Woodward approved approximately $12.5 million of restructuring charges related to severance benefits in the second quarter of fiscal year 2018. In addition, Woodward announced an additional $4.5 million in restructuring charges related to cost reduction efforts in its Industrial segment.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the expenses related to the relocation of its Duarte, CA operations to the company’s Drake Campus in Fort Collins, CO. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements, except as required by applicable law. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements include discussions with our employees and UAW, finalizing restructuring costs, our ability to integrate operations at the Drake Campus as well as the risk factors described in Woodward's Annual Report on Form 10-K for the year ended September 30, 2017 and any subsequently filed Quarterly Report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release of Woodward, Inc. dated April 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2018	WOODWARD, INC. By: /s/ A. Christopher Fawzy A. Christopher Fawzy Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer